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                                                                    Exhibit 3.4b

                                    BY-LAWS

                                      of

                         BUSINESS EQUIPMENT UNLIMITED

                                   ARTICLE I

                                    Offices

         Section 1. Registered Office. The registered office shall be in the City of Portland, County of Cumberland, State of Maine.

         Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Maine as the board of directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II

                           Meetings of Shareholders

         Section 1. Place and Time. All meetings of the shareholders shall be held in the City of Portland, State of Maine, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Maine as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of shareholders may be held at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meetings. Annual meetings of shareholders shall be held on the first Monday of June if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:30 A.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which the shareholders shall elect a board of directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than 10 nor more than 50 days before the date of the meeting.
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            Section 10. Voting Rights and Proxies. Unless otherwise provided by statute or by the articles of incorporation, each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share held by such shareholder, but no proxy shall be valid after 11 months from its date, unless the proxy expressly and explicitly provides for a longer period. Proxies shall be filed with the clerk of the corporation before or at the time of the meeting.

            Section 11. Informal Action. Any action that may be taken at any meeting of shareholders may be taken informally or irregularly as provided by statute including by written consent signed by all of the holders of outstanding shares entitled to vote on such action.

                                   ARTICLE III

                                    Directors

            Section 1. Power of Board of Directors. Subject to statute the articles of incorporation and these by-laws, the business and affairs of the corporation shall be managed by its board of directors.

            Section 2. Number and Selection. Within the limits specified in the articles of incorporation, the number of directors shall be determined by resolution of the Board of Directors or by the shareholders. The directors shall be elected at the annual meeting of the shareholders, except for the members of the initial board of directors and as provided in Section 3 of this Article. Each director shall hold office until the expiration of the term for which he is elected, and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, death or incapacity.

             Section 3. Vacancies and Newly Created Directorship. Except as otherwise provided by statutes, vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. However, if at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the numbers of directors provided for immediately prior to any such increase, the shareholders shall fill any such vacancies or newly created directorship.


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         Section 10.  Voting Rights and Proxies.  Unless otherwise provided by statute or by the articles of incorporation, each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share held by such shareholder, but no proxy shall be valid after 11 months from its date, unless the proxy expressly and explicitly provides for a longer period. Proxies shall be filed with the clerk of the corporation before or at the time of the meeting.

         Section 11. Informal Action. Any action that may be taken at any meeting of shareholders may be taken informally or irregularly as provided by statute including by written consent signed by all of the holders of outstanding shares entitled to vote on such action.

                                  ARTICLE III

                                   Directors

         Section 1. Power of Board of Directors. Subject to statute the articles of incorporation and these by-laws, the business and affairs of the corporation shall be managed by its board of directors.

         Section 2. Number and Selection. Within the limits specified in the articles of incorporation, the number of directors shall be determined by resolution of the Board of Directors or by the shareholders. The directors shall be elected at the annual meeting of the shareholders, except for the members of the initial board of directors and as provided in Section 3 of this Article. Each director shall hold office until the expiration of the term for which he is elected, and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, death or incapacity.

         Section 3. Vacancies and Newly Created Directorship. Except as otherwise provided by statutes, vacancies and newly created directorships resulting from any increase in the number of directors my be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. However, if at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the numbers of directors provided for immediately prior to any such increase, the shareholders shall fill any such vacancies or newly created directorship.

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                      Meetings of the Board of Directors

         Section 4. Place. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Maine, provided that if outside the State, said place shall be established prior thereto by the board or approved by a majority of the board.

         Section 5. Annual Meeting. The first meeting of each newly elected board of directors shall be held immediately following the adjournment of the annual meeting of the shareholders at the same place as the annual meeting of shareholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver, signed by all of the directors.

         Section 6. Regular Meetings. Regular meetings of the board of directors shall be held without notice at such time and at such place as shall from time to time be determined by the board.

         Section 7. Special Meetings. Special meetings of the board may be called by the chairman of the board of directors or the president or any two directors. The caller of the meeting shall set the time and place, subject to
Section 4. Notice of a special meeting shall be given to each director by the caller of the meeting, or by the clerk if requested in writing by the caller, with notice to be either by mail 3 days before the meeting or personally or by telephone or telegram 1 day before the meeting. A meeting by conference phone or similar communications equipment by means of which all the directors participating may hear one another does not require notice if all directors are participating. A written waiver of notice shall be effective.

         Section 8. Quorum, Adjournment. At all meetings of the board, a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Written Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

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         Section 10.  Committees of Directors.  The board of directors may designate one or more committees, including an executive committee, each committee to consist of one or more of the directors of the corporation. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, except as provided by statute. Each committee shall keep regular minutes of its meetings or doings and report the same to the board of directors when required. The provisions of Section 2 of Article V shall govern terms, removals and vacancies.

         Section 11. Compensation of Directors. The board of directors shall have the authority to fix the compensation, if any, of directors. The directors may be paid their expenses, if any, of attendance at meetings of the board of directors and may be paid a fixed sum for attendance at meetings. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                  ARTICLE IV

                                Time of Notices

         Notice shall be deemed to be given at the time when properly sent or given.

                                   ARTICLE V

                                   Officers

         Section 1. Titles, Executive Officers, Other Officers. The officers of the corporation shall be a chairman of the board of directors, if any, a president, such vice-presidents, if any, as determined by the board of directors, and a treasurer, which officers shall be the executive officers of the corporation, and a clerk and such other non-executive officers as may be elected for offices created by the board of directors.

         Section 2. Election, Term and Vacancies. The board of directors shall elect the officers who shall hold offices until their successors are chosen and have qualified, or until their earlier resignation or removal from office by the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

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         Section 3.  The Chairman of the Board.  The Chairman of the board of directors shall preside at all meetings of the shareholders and of the board of directors. He may sign, with the clerk or any other proper officer of the corporation thereunto duly authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds or contracts or other instruments which the board of directors has authorized to be executed except in cases where the signing and executing thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. In the absence of the president or in the event of his inability or refusal to act, the chairman of the board of directors shall perform the duties of the president as well as the duties of his own office. He shall perform such other duties as from time to time may be assigned to him by the board of directors.

         Section 4. The President. The president shall be the chief administrative officer of the corporation. He shall see that all orders and resolutions of the board of directors are carried into effect by the proper officers, and shall report to the board. In the absence of the chairman of the board of directors or in the event of his inability or refusal to act, the president shall preside at all meetings of the shareholders and of the board of directors and perform the duties of the chairman of the board of directors as well as the duties of the president. The president may sign with the clerk or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds or contracts or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by the by-laws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed; and in general shall perform all the duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

         Section 5. The Vice-Presidents. The vice-presidents shall perform such duties and have such powers as the board of directors or the president may from time to time prescribe. A vice-president may execute contracts on behalf of the corporation pertaining to the normal course of his duties. In the absence of the chairman of the board of directors and of the president or in the event of their inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their seniority as vice-presidents) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.
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         Section 6.  The Clerk.  The clerk shall have only the following powers and duties in addition to any provided by statute:

         He shall keep, in a book kept for such purposes, the records of all shareholders' meetings, including records of all votes and minutes of such meetings; such book shall be kept by him at the registered office of the corporations or, at another office of the corporation to which the clerk has ready access; wherever kept, such book shall be deemed to be in the custody of the clerk. He shall act as voting inspector. He shall keep on file a list of shareholders entitled to vote at each meeting. He shall keep on file the most recent list of shareholders. He may certify all votes, resolutions and actions of the shareholders, and may certify all votes, resolutions and actions of the board of directors and of its committees.

         Section 7. The Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation. The treasurer shall also perform such other duties as from time to time may be assigned to him by the board of directors.

         Section 8. Other and Assistant Officers. Other and assistant officers shall perform such duties as the board of directors, the president or such other or assistant officer's supervisory officer may, from time to time, prescribe. A secretary and assistant secretaries may take minutes, sign, attest and seal all documents and instruments in lieu of the clerk or secretary and assistant secretaries and assistant treasurers respectively in the absence of the clerk, secretary or treasurer or in the event of the inability of such person to act may perform all functions of that officer.

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nor more than 50 days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting provided, however, that the board of directors may fix a new record date for the adjourned meeting, and shall do so if the meeting is adjourned for 30 days or more.

         Section 5. Registered Shareholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maine.

                                  ARTICLE VII

                         Indemnification and Insurance

         Directors, officers, agents or employees of the corporation, or persons serving as such for another corporation or enterprise at the request of this corporation, may receive indemnification and insurance as provided by statute, subject to board approval when discretionary.

                                 ARTICLE VIII

                              General Provisions

         Section 1. Annual Statement. The board of directors shall present before or at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the corporation.

         Section 2. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

         Section 3. Fiscal Year. The fiscal year of the corporation shall be selected by the board of directors.

         Section 4. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the name of the State of incorporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 5. Amendments. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the board of directors.

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         Section 6.  Conflict.  In the event of any conflict between these by-laws and the provisions of applicable statutes, the latter shall control.

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                 Amendment to By Laws dated November 11, 1997

         WHEREAS, the Corporation is the owner, directly or indirectly, of all of the outstanding capital stock of each Copy Service and Supply, Inc., a North Carolina corporation, Office Furniture Concepts, Inc., a North Carolina corporation, Felco Office Systems, Inc., a Texas corporation, American Photocopy Equipment Company of Pittsburgh, Inc., a Delaware corporation, Berney, Inc., an Alabama corporation, Southern Copy Systems, Inc., an Alabama corporation, Conway Office Products, Inc., a New Hampshire corporation, Business Equipment Unlimited, Inc., a Maine corporation, Cameron Office Products, Inc., a Massachusetts corporation, Electronic Systems, Inc., a Virginia corporation, Southern Business Communications, Inc., a Georgia corporation, Quality Business Systems, Inc., a Washington corporation, and Duplicating Specialties, Inc., an Oregon corporation; and

         WHEREAS, the Board of Directors of the Corporation hereby deem it to be in the best interests of the Corporation that the Corporation, as the sole stockholder or the parent of the sole stockholder of each of the Subsidiaries, hereby amends each of the Subsidiaries' bylaws in order to provide more efficient and modern means for conducting the business of meetings for such Subsidiaries' stockholders and boards of directors; NOW, THEREFORE, BE IT

         RESOLVED, that the Corporation, as the sole stockholder of each of the Subsidiaries, hereby elects by written consent of sole stockholder to amend the Bylaws of each of the Subsidiaries to provide that any authorized person may call a meeting of the Board of Directors of such company upon 24 hours written notice (which notice may be given by facsimile transmission);

         FURTHER RESOLVED, that the Corporation, as the sole stockholder of each of the Subsidiaries, hereby elects by written consent of sole stockholder to amend the Bylaws of each of the Subsidiaries to provide that any meeting of the Board of Directors of such company may be held in person or by telephone;

         FURTHER RESOLVED, that the Corporation, as the sole stockholder of each of the Subsidiaries, hereby elects by written consent of sole stockholder to amend the Bylaws of each of the Subsidiaries to provide that any action of the stockholders of the Corporation may be taken by unanimous written consent except as otherwise required by law to be held at a meeting of the stockholders of such company; and

         FURTHER RESOLVED, that the Corporation hereby ratifies all actions previously taken by the officers of the Corporation in connection with the amendments to its Subsidiaries' Bylaws to comply with all the requirements and conditions in connection therewith, and all other actions taken incidental thereto.

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